Exhibit 99.6

Biovest International, Inc.

Delegation of Authority

A. General

The Delegation of Authority Policy is the principal policy under which the Chief Executive Officer delegates part of his authority to the management of the Company at levels which are considered appropriate to enable management to fulfill its responsibilities. In exercising this authority, employees must realize they are obligating the Company, are responsible for their actions, and are accountable for their decisions.

In applying the provisions of this Policy, it should be kept in mind that the approval process follows the appropriate reporting chain of command. In addition to the actual approvals of expenses incurred by an employee for a BIOVEST project, most actions taken under this Policy will require a review by the supervisor who r has functional responsibility for the particular project.. Any commitment which may have a financial impact requiring approval by or above the Chief Financial Officer requires the review and recommendation of the Chief Financial Officer prior to approval.

Unless otherwise noted, delegation of authority may be given to subordinates (within the guidelines attached as Exhibit B) by the delegating employee whether they have received their authority by virtue of this policy or by a properly approved Delegation of Authority form. Such delegation must be in writing and forwarded to the Chief Financial Officer, who is responsible for maintaining the official file.

The approval limits as stated within this Policy are considered appropriate based on the type of commitment and relative risk to the company. However, situations may occur that require modification to approval limits. Accordingly, any modification of approval limits must be approved by the Chief Financial Officer or the Chief Executive Officer.

The approval limits contained in this Policy apply to total commitments or programs. A series of combination of related transactions, commitments, etc., should be combined in terms of determining approval levels.

If a proposed action or decision is not specifically covered herein, the employee must exercise judgment relative to the magnitude of the commitment and the potential risk to the company. As a general guideline, such commitments must be approved as shown in Exhibits A and B.

It must be emphasized that the amounts set forth in this Policy represent the maximum limits of commitments by the authorized individual. It is often appropriate for individuals covered by this Policy, as well as other employees who are delegated authority, to obtain the counsel and approval of higher authorities, even when not required by this Policy. The principle must be followed as to commitments and transactions which differ from the Company’s existing businesses and types of transactions that involve an increasing or uncertain risk. It is the responsibility of all individuals delegated authority by this Policy to assess such situations and obtain approvals at levels appropriate to the matter under consideration.

B. Capital Authorization and/or Asset Dispositions

Transactions involving capital investment and/or asset dispositions must be approved as shown in Exhibit B.

Capital Project Authorization

The capital budget does not constitute approval of specific projects. Approval of each capital project is governed by the policy using the levels of authority as shown in Exhibit B.

The Board of Directors will be provided a written report in a timely manner of any capital projects as part of the Annual Budget approval.

All capital projects must be processed in accordance with delegation of authority guidelines ( See Exhibit A and Exhibit B).

Disposition of Property, Plant and Equipment

Normal retirements of property, plant, and equipment associated with replacements and other additions are approved in conjunction with the approval of the addition. Retirements which are not associated with such additions, must be approved in accordance with the levels of authority in Exhibit B. These dollar amounts are generally based upon net book value.

Disposition of all equipment should involve the active participation of applicable site personnel. In addition, the disposition of any asset with a fair market value exceeding $1,000 that is sold to a Company employee, relative of any Company employee or other third party that might be construed as a “conflict of interest” must also be approved by the Chief Financial Officer or the Chief Executive Officer. An independent appraisal is required prior to commitment to sell equipment reasonably expected to have a value of $10,000 or more. All sales contracts or proposals accepted for sale of such equipment must be on contract forms approved by Legal Counsel and approved in advance by the Chief Financial Officer or Chief Executive Officer.

Real Estate Transactions

The Chief Executive Officer has functional responsibility of all transactions involving real estate and must approve all sale or purchase transactions. The legal aspect and related contracts must be reviewed and approved by Legal Counsel. An independent appraisal is required prior to commitment to purchase or sell any real estate reasonably expected to have a value of $100,000 or more.

Authorization

Approval of each business development proposal is governed by using above levels of authority in Exhibit B. Exceptions to the authorization levels listed above are (1) the acquisition or disposition of a business requires the approval of the Board of Directors, regardless of the dollar amounts involved, and (2) any acquisition involving the sale of company stock will require Board approval.

C. Sales Contracts, Proposals, and Customer Orders

Contracts or commitments to sell products to customers must be approved by the Chief Executive Officer and Chief Scientific Officer.

D. Purchase Commitment

Purchase orders, contacts, or commitments for inventoriable material, containers, and suppliers must be approved according to Delegation of Authority details in Exhibits A and B.

E. Leases and Rental Agreements

The lease or rental of any equipment or physical facility which commits the Company to an obligation must be approved according to Exhibit B.

Lease and rental agreements must be reviewed be legal counsel with a copy forwarded to the Chief Financial Officer. In as much as leasing is an alternative to purchasing, lease agreements must be financially justified in the same manner as capital projects.

F. Lease of BIOVEST Equipment, Property and Facilities to Others

Equipment offered for lease to customers by BIOVEST represents a depreciable capital item. Lease terms and conditions are the responsibility of the Chief Financial Officer and must be approved by the Chief Executive Officer and Legal Counsel. An independent appraisal is required prior to commitment to lease a physical facility to others.

G. Sale and / or Licensing of BIOVEST Technology

The sale and/or licensing of technology (know-how patents) and of existing products, as well as products in a research stage, is the responsibility of the Chief Executive Officer and Chief Scientific Officer having product responsibility and must be approved by the Board of Directors..

The sale and/or licensing requires approval based on total expected proceeds over the life of the agreement.

Agreements for the sale of licensing of technology must be reviewed by Legal Counsel and the Chief Financial Officer.

H. Secrecy Agreements

The disclosure of or access to confidential information or the access of disclosure of such information to the Company by another party must be covered by a secrecy agreement. Examples involving the disclosure of receipt of confidential technical, commercial, or financial information include proposals for technology evaluation, for licensing of technology, for product manufacture and testing, and for business acquisition and divestment. Such agreements will typically include an obligation not to use the information disclosed. Secrecy and non-use obligations should be approached with extreme care to avoid possible detrimental consequences to the Company.

Secrecy agreements must be authorized by the Chief Executive Officer after review by Legal Counsel. Legal Counsel is responsible for identifying and reconciling any conflicts with the interest of other groups and Company activities. Additional review by the Chief Financial Officer is required if the agreement relates to a potential business acquisition or divestment.

All original secrecy agreement documents are to be maintained by Legal Counsel in a permanent file.

I. Outside Consultants and Special Services

The total fee for an outside consulting service must be approved in accordance with the levels as shown in Exhibit B. The Audit Committee must approve any consultant contract with a law firm or accounting firm.

These amounts also apply to the total fees to be paid to any consultant or consulting firm during any particular fiscal year, whether or not included in the annual operating budget. The form “Authorization for Outside Grant or Outside Consulting Services” must be used for recommendation and approval of all such services.

This policy covers all consultants and related services, software packages, personnel surveys, market surveys, R&D grants, etc.

All outside legal and patent assistance must be obtained through the Legal Counsel of the Company, and approved by the Board of Directors.

J. Contracts on Approved Projects

All contracts, purchase orders, etc., associated with approved capital or major expense projects must be on standard contract forms reviewed by Legal Counsel and must include all indemnity, warranty and insurance provisions that will adequately protect the best interests of the Company. Any variation from the standard forms, terms, or conditions must be approved by Legal Counsel.

Construction or Engineering Service contracts which create mandatory financial obligations on the part of the Company and which are associated with an approved capital or major expense project, or an approved supplemental project request must be reviewed by the Chief Executive Officer, in accordance with Exhibit B

The specific commitment authorization levels on a project must be documented at the time of project approval.

K. Customer Credit Limits

Delegation of authority to extend credit, including limits on the amount owed to the Company by any customer or entity, is as shown in Exhibit B.

L. Banking, Financing and Foreign Exchange

The Chief Financial Officer is responsible for establishing required banking relationships directly, or through one or more persons designated by him, to execute financial transactions. No transaction involving investment in foreign currency shall occur without approval of the Board of Directors.

M. Applicability to International Operations

This Policy is applicable to the worldwide operations of the Company. It is recognized, however, that the foreign operations of the Company may be required by local laws and regulations to operate in a manner somewhat different from the United States. The Company must comply with the laws of their host countries as the Company does domestically. The general intent and spirit of the Policy, however, should be followed by foreign operations. This section incorporates by reference the Company’s policies on business ethics and the Foreign Corrupt Practices Act.

To recognize such differences and to provide appropriate delegation of authority for each foreign operation, the following procedure will be followed:

1. Each foreign subsidiary (there are none at this writing) will prepare a separate delegation of authority policy specifically noting all exceptions to this policy.

2. All foreign delegations of authority must be reviewed and approved by Legal Counsel, the Chief Financial Officer, and the Chief Executive Officer.

N. Expense Reports and Cash Advances

Delegation of Authority to approve expense reports and cash advances related to BIOVEST business travel should be approved through the Chief Financial Officer, and signed by the supervisor of the employee requesting such advance.

Company travel guidelines are summarized in the Travel Policy.

EXHIBIT A

DELEGATION OF AUTHORITY

Biovest International, Inc.

Business Activity Responsibility/Authorization

ITEM	Allard	McNulty	Arikian	AUDIT COMMITTEE
Facilities	X	X
Grants (NIH)	X
NCCC	X
Accounting		X
Information systems/reporting		X
Financial controls		X		X
Capital management		X
Securities Compliance		X
Clinical & Regulatory		X	X
Intellectual Property		X	X
Licensing		X	X
Joint Ventures			X
Inv. Banking			X
Human Resources/employee benefits		X

DELEGATION OF AUTHORITY

Biovest International, Inc.

Expenditure Controls

Budgeted and <$50K	CSO, CFO, or CEO

Budgeted and >$50K	CEO

Non-budgeted and <$25K	CSO, CFO, or CEO

Non-budgeted and >$25K and <$100K	CEO

Non-Budgeted and > $100K	Audit Committee

Related Party and <$60K	Audit Committee

Related Party and >$60K	Board of Directors